UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2015 (February 19, 2015)

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1688, Yunli Road, Tongli

Wujiang, Jiangsu Province

People’s Republic of China

(Address of Principal Executive Offices)

(86-0512) 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 24, 2015, China Commercial Credit, Inc. (the “Company”) issued a press release announcing that on February 19, 2015 the Company received a notice from The Nasdaq Stock Market indicating that, since the Company failed to file the Form 10-Q for the quarter ended September 30, 2014 (the “Q3 10-Q”) with the Securities and Exchange Commission by the required date of February 17, 2015, pursuant to Nasdaq Listing Rule 5810 (b), trading of the Company’s common stock will be suspended from The Nasdaq Capital Market at the opening of business on March 2, 2015. In connection with such suspension a Form 25-NSE will be filed by Nasdaq with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market, unless the Company requests an appeal of this determination.

The Company has appealed the above determination to a Hearings Panel pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Nasdaq has granted a 15-day stay of the suspension until March 13, 2015 and notified the Company that the hearing is scheduled for April 16, 2015. The Company has requested a further stay of the suspension through the hearing date.

The full text of the press release is set forth in Exhibit 99.1 attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: February 24, 2015	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 24, 2015